Exhibit 99.3

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited condensed combined pro forma financial information combines the historical consolidated statement of comprehensive income and consolidated balance sheet of Erickson Air-Crane Incorporated (the “Company”) and the historical consolidated statement of income and consolidated balance sheet of Evergreen Helicopters, Inc. (“EHI”), and gives effect to the debt offering, the promissory notes, the preferred stock and the new ABL Revolver, which transactions occurred in connection with the Company’s acquisition of EHI and are collectively refereed to as the “acquisition.” These historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited condensed combined pro forma financial information gives effect to the acquisition as if it had occurred on December 31, 2012 for the purposes of the unaudited condensed combined pro forma balance sheet at December 31, 2012 and at January 1, 2012 for the purposes of the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012. The unaudited condensed combined pro forma financial information has been prepared based upon currently available information and using the assumptions described in the notes thereto.

The unaudited condensed combined pro forma financial information below should be read in conjunction with the notes thereto and the historical audited consolidated financial statements and related notes as of December 31, 2012 included in the Company’s annual report on Form 10-K filed with the SEC on March 8, 2013. This unaudited condensed combined pro forma financial information is presented for informational purposes only and is not intended to be indicative of the financial position or results of operations of the combined company that would have actually occurred had the acquisition been effective during the periods presented or of the future financial position or future results of operations of the combined company. The unaudited condensed combined pro forma financial information as of December 31, 2012 and for the year then ended presented herein may have been different had the Company and EHI actually been combined as of that date or during those periods. The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of EHI, (ii) factually supportable, and (iii) with respect to the statement of comprehensive income, expected to have a continuing impact on the combined results. Additionally, pro forma adjustments are based on management’s estimates or third-party valuations of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the allocation of the purchase price to the acquired assets and liabilities in preparing the unaudited condensed combined pro forma financial information. The unaudited condensed combined pro forma financial information does not reflect non-recurring charges related to integration activities or exit costs that may be incurred by the Company or EHI in connection with the acquisition.

Erickson Air-Crane Incorporated

Unaudited Condensed Combined Pro Forma Balance Sheet

December 31, 2012

	Historical		Pro Forma
	Erickson Air-Crane	Evergreen (1)	Acquisition
(Dollars in thousands)	Incorporated	Helicopters, Inc.	Adjustments	Notes	Combined
Assets
Current Assets
Cash and cash equivalents	$1,468	$148	$400,000	A	$36,782
			(185,000)	A-1
			(12,971)	A-2
			(97,876)	A-3
			(13,604)	A-4
			(6,808)	A-5
			(2,616)	A-6
			(45,959)	A-7
Restricted cash	3,781	—	45,959	A-7	49,740
Accounts receivable net of allowance for doubtful accounts	24,446	24,213	—		48,659
Inventory	—	601	(601)	B	—
Prepaid expenses and other	1,426	7,570	872	A-6	9,509
			547	A-8
			(906)	C
Income tax receivable	1,048	—	—		1,048
Deferred tax assets	8,208	907	(907)	D	8,208
Assets held for sale	—	2,864	(2,864)	E	—

Total current assets	40,377	36,303	77,266		153,946

Aircraft support parts, net	133,281	—	601	B	114,585
			17,941	F
			(3,358)	G
			(36,256)	H
			2,376	I
Aircraft, net	66,673	—	12,971	A-2	156,138
			(4,028)	A-2
			(5,888)	C
			54,917	F
			36,256	H
			(4,763)	J
Property, plant, and equipment, net	14,435	92,206	(15,347)	C	18,735
			(72,858)	F
			299	I
Goodwill	—	—	(8,943)	A-2	238,317
			550	A-3
			(872)	A-6
			(72,487)	A-10
			296,379	A-10
			33,337	C
			(343)	D
			2,864	E
			3,358	G
			(2,675)	I
			4,763	J
			(11,647)	K
			(6,030)	L
			(19,300)	M
			(400)	N
			19,763	O
Long-term customer relationships, net	—	—	19,300	M	19,300
Other intangible assets, net	—	—	400	N	400
Investment in EHI	—	—	185,000	A-1	—
			15,900	A-1
			12,971	A-2
			6,808	A-5
			2,616	A-6
			(4,960)	A-8
			78,044	A-9
			(296,379)	P
Other noncurrent assets	2,057	16,858	(550)	A-3	22,686
			11,104	A-4
			4,413	A-8
			(11,196)	C

Total assets	$256,823	$145,367	$321,917		$724,107

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).

Erickson Air-Crane Incorporated

Unaudited Condensed Combined Pro Forma Balance Sheet—(Continued)

December 31, 2012

	Historical		Pro Forma
	Erickson Air-Crane	Evergreen (1)	Acquisition
(Dollars in thousands)	Incorporated	Helicopters, Inc.	Adjustments	Notes	Combined
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,746	$34,611	$—		$43,357
Current portion of long-term debt	71,202	11,647	(71,202)	A-3	—
			(11,647)	K
Accrued and other current liabilities	19,662	4,147	(2,158)	L	21,651
Deferred aircraft maintenance	—	—	19,763	O	19,763
Income taxes payable	6,275	—	—		6,275

Total current liabilities	105,885	50,405	(65,244)		91,046

Long-term debt, less current portion	26,674	—	400,000	A	415,900
			15,900	A, A-1
			(26,674)	A-3
Other long-term liabilities	1,415	3,872	(3,872)	L	1,415
Deferred tax liabilities	17,481	1,250	(1,250)	D	17,481
Liability for uncertain tax positions	—	17,353	—		17,353

Total liabilities	151,455	72,880	318,860		543,195
Stockholder’s equity (deficit):
Common Stock	1	—	—		1
Additional paid-in capital	101,833	72,487	78,044	A, A-9	179,877
			(72,487)	A-10
			296,379	A-10
			(296,379)	P
Retained earnings (accumulated deficit)	2,447	—	(2,500)	A-4	(53)
Accumulated other comprehensive income (loss)	71	—	—		71

Total stockholders’ equity (deficit) attributable to the Company and EHI	104,352	72,487	3,057		179,896
Noncontrolling interest	1,016	—	—		1,016

Total stockholders’ equity (deficit)	105,368	72,487	3,057		180,912

Total liabilities and stockholders’ equity (defit)	$256,823	$145,367	$321,917		$724,107

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).

Erickson Air-Crane Incorporated

Unaudited Condensed Combined Pro Forma Statement of Comprehensive Income

Year Ended December 31, 2012

	Historical		Pro Forma
	Erickson Air-Crane	Evergreen (1)	Acquisition
(Dollars in thousands, except share and per share data)	Incorporated	Helicopters, Inc.	Adjustments	Notes	Combined
Net revenues:
Aerial Services	$161,405	$201,232	$(2,786)	Q	$359,851
Manufacturing / MRO	19,419	—	—		19,419

Total net revenues	180,824	201,232	(2,786)		379,270
Cost of revenues:
Aerial Services	109,623	145,332	672	A-2	245,760
			(1,887)	C
			3,358	G
			2,413	M
			(3,125)	Q
			(4,529)	R
			(10,048)	S
			6,963	T
			(3,012)	U
Manufacturing / MRO	9,782	—	—		9,782

Total cost of revenues	119,405	145,332	(9,195)		255,542

Gross profit	61,419	55,900	6,409		123,728
Operating expenses:
General and administrative	17,232	21,297	872	A-6	39,374
			(27)	V
Research and development	4,683	—	—		4,683
Selling and marketing	6,071	—	400	N	6,471
Loss on disposal of leased aircraft	—	2,384	—		2,384

Total operating expenses	27,986	23,681	1,245		52,912

Operating income (loss)	33,433	32,219	5,164		70,816
Other income (expense):
Interest income	—	—	546	A-8	546
Interest expense	(6,990)	(1,579)	6,897	A-3	(36,785)
			(1,761)	D
			1,579	K
			(34,931)	W
Amortization of debt issuance costs	(1,174)	(255)	1,174	A-3	(1,841)
			(1,586)	A-4
Gain (loss) on disposal of equipment	(5)	—	—		(5)
Unrealized foreign exchange gain (loss)	(322)	—	—		(322)
Realized foreign exchange gain (loss)	788	—	—		788
Other income (expense), net	119	291	(422)	D	(12)

Total other income (expense)	(7,584)	(1,543)	(28,504)		(37,631)
Income (loss) before noncontrolling interest and income taxes	25,849	30,676	(23,340)		33,185
Income tax expense (benefit)	10,213	13,025	2,183	D	12,300
			(13,121)	D

Net income (loss)	15,636	17,651	(12,402)		20,885
Less: Net (income) loss related to noncontrolling interest	(406)	—	—		(406)

Net income (loss) attributable to the Company and EHI	15,230	17,651	(12,402)		20,479
Dividends on Preferred Stock	2,795	—	—		2,795

Net income (loss) attributable to common stockholders	$12,435	$17,651	$(12,402)		$17,684

Net income (loss) per share attributable to common stockholders
Basic	$1.78				$1.61

Diluted	$1.78				$1.61

Weighted average shares outstanding
Basic	6,981,027		4,008,439	A-9	10,989,466

Diluted	6,981,027		4,008,439	A-9	10,989,466

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).

Notes to Unaudited Condensed Combined Pro Forma Financial Information

1. BASIS OF PRESENTATION

The unaudited condensed combined pro forma financial information gives effect to the acquisition as if it had occurred on December 31, 2012 for the purposes of the unaudited condensed combined pro forma balance sheet at December 31, 2012 and at January 1, 2012 for the purposes of the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012. The unaudited condensed combined pro forma financial information has been prepared by the Company’s management and is based on the Company’s historical consolidated financial statements and EHI’s historical consolidated financial statements. Certain amounts from EHI’s historical consolidated financial statements have been reclassified to conform to the Company’s presentation and certain amounts from the Company’s historical consolidated financial statements have been reclassified to conform to EHI’s presentation.

This unaudited condensed combined pro forma financial information is prepared in conformity with GAAP. The unaudited condensed combined pro forma balance sheet as of December 31, 2012, and the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012, have been prepared using the following information:

a.	Audited historical consolidated financial statements of the Company for the year ended December 31, 2012;

b.	Audited historical consolidated financial statements of EHI for the year ended December 31, 2012; and

c.	Such other supplementary information as considered necessary to reflect the acquisition in the unaudited pro forma consolidated financial information

The pro forma adjustments reflecting the acquisition of EHI under the purchase method of accounting are based on certain estimates and assumptions. The fair values of EHI’s assets and liabilities have been valued based on management’s estimates and third-party valuations. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the acquisition of EHI and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited condensed combined pro forma financial information does not include the anticipated financial benefits from such items as expense efficiencies or revenue enhancements arising from the acquisition nor does the unaudited condensed combined pro forma financial information include anticipated expenses from restructuring and integration costs to be incurred by the Company.

The unaudited condensed combined pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed combined pro forma financial information should be read in conjunction with the historical consolidated financial statements in the Company’s annual report on Form 10-K filed with the SEC on March 8, 2013.

2. PURCHASE PRICE AND FINANCING CONSIDERATIONS

On May 2, 2013, the Company purchased from Evergreen International Aviation (“EIA”) all of the issued and outstanding capital stock of EHI for an aggregate purchase price of: (i) $185.0 million in cash; (ii) 4,008,439 shares of preferred stock of the Company, valued at $47.5 million based on an agreed value of $11.85 per share; and (iii) $17.5 million aggregate principal amount promissory notes issued by the Company.

The fair value of the preferred stock issued as part of the consideration transferred was measured on the acquisition date at the then-current fair value and resulted in a per share equity component different from the $11.85 per share agreed upon value of preferred stock of the Company. The Company issued 4,008,439 shares of preferred stock, valued at $78.0 million, or $19.47 per share on the acquisition date.

The fair value of the promissory notes was estimated at $15.9 million, assuming a market level borrowing rate.

In connection with the acquisition of EHI, EHI purchased nine aircraft from an affiliated entity of EIA for an aggregate purchase price of $13.0 million, all of which was paid by the Company on the acquisition date.

In connection with the acquisition of EHI, consideration transferred includes a term note receivable for the estimated working capital shortfall. EIA issued a term loan note with principal value of $6.15 million to the Company to fund the working capital shortfall. The term loan note fair value of $5.0 million assumes a market level borrowing rate.

In connection with the acquisition of EHI, the Company prepaid $6.8 million to a lessor, an affiliated entity of EIA and EHI, on the acquisition date for the remaining future lease obligations on three aircraft and returned the aircraft to the lessor on the acquisition date. As the transaction was entered into primarily for the benefit of the affiliated entity of EIA and EHI, the Company included the transaction as consideration transferred.

In connection with the acquisition of EHI, the Company paid $2.6 million on the acquisition date for prepayment of the three-year lease term on the McMinnville headquarters. The Company intends to occupy the McMinnville headquarters for one year. EIA refused the Company’s request for a shorter term lease during the negotiation of the sale of EHI. As a result, the Company does not expect to receive any future benefit for the rent prepayment beyond the first year. Therefore, the Company included the prepayment of the lease in consideration transferred.

The acquisition-date fair value of the consideration transferred totaled $296.4 million, which consisted of the following:

Cash	$185,000
Preferred stock	78,044
Promissory notes	15,900
Consideration for nine aircraft purchased from an affiliated entity of EIA	12,971
Term loan note receivable	(4,960)
Prepayment of aircraft lease expense to an affiliated entity of EIA	6,808
Prepayment of McMinnville headquarters lease	2,616

Total consideration transferred	$296,379

Allocation of EHI consideration transferred (a) (in thousands):

Total consideration transferred	$296,379

Book value of EHI at December 31, 2012	72,487
Pro Forma and Fair Value Adjustments, identifiable net assets acquired at December 31, 2012	(14,425)

Fair value of net assets acquired	58,062

Excess of consideration transferred over fair value of net assets acquired (goodwill)	$238,317

(a)	The consideration transferred is allocated to balance sheet assets acquired and liabilities assumed based on their estimated fair value. The fair value adjustments to the EHI historical consolidated balance sheet in connection with the acquisition are described below in Note 3.

3. PRO FORMA ADJUSTMENTS

(A)	Record the $400.0 million of notes issued and sold, the $15.9 million fair value of the $17.5 million of promissory notes, and the fair value of the preferred stock issuance on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. The net proceeds from the notes and preferred stock have been used towards the following pro forma adjustments:

(1)	Record certain components of the aggregate purchase price, including $185.0 million of cash and the fair value of $15.9 million promissory notes, with a principal value of $17.5 million assuming a market level borrowing rate, on the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

(2)	Record the aircraft purchase price of approximately $13.0 million, all of which was paid by the Company on the acquisition date, on the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

Record an adjustment to aircraft, net of $13.0 million, on the unaudited condensed combined pro forma balance sheet as of December 31, 2012 for the purchase of the aircraft. Remove approximately $4.0 million, net of leasehold improvements that were included in EHI’s audited historical consolidated financial statements for these aircraft. The unaudited condensed combined pro forma statement of comprehensive income reflects depreciation and amortization expense for the year ended December 31, 2012 of $0.7 million for these acquired aircraft. Depreciation expense and amortization expense was calculated in conformance with the Company’s policy as disclosed in the Company’s most recent annual report on Form 10-K. See pro forma adjustment (U) for the exclusion of EHI’s lease expense of $3.0 million and pro forma adjustment (S) for the exclusion of leasehold improvement amortization that was included in EHI’s audited historical financial statements for these aircraft.

(3)	Exclude the Company’s pre-acquisition revolver and term debt of $71.2 million, promissory notes of $26.7 million, and capitalized debt issuance costs of $0.6 million from the unaudited condensed combined pro forma balance sheet as of December 31, 2012 due to the refinancing of the pre-acquisition debt with proceeds of the $400 million notes issued and sold. Exclude the Company’s pre-acquisition debt related interest expense of $6.9 million and amortization expense of $1.2 million related to pre-acquisition debt issuance costs for the year ended December 31, 2012 on the unaudited condensed combined pro forma statement of comprehensive income.

(4)	Total acquisition transaction costs and debt issuance costs were $13.6 million. Record $11.1 million of debt issuance costs to other noncurrent assets and $2.5 million of non-recurring acquisition transaction costs to retained earnings on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. Do not record the acquisition transaction costs to the unaudited condensed combined pro forma statement of comprehensive income, as these costs are not expected to have a continuing impact on the Company. Record amortization of debt issuance costs related to the new debt financing of $1.6 million on the unaudited condensed combined pro forma statement of comprehensive income for the year ending December 31, 2012.

(5)	Record $6.8 million related to the Company’s payment, on the acquisition date, to an affiliated entity of EIA and EHI for the remaining lease expense on three aircraft on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. As the transaction was entered into primarily for the benefit of the affiliated entity of EIA and EHI, the Company included the transaction as consideration transferred.

(6)	Record $2.6 million total prepayment for the three year lease term on the McMinnville headquarters, with $0.9 million to prepaid expenses and other and $1.7 million to goodwill, on the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

Record net rental expense for the McMinnville headquarters retained by EIA of $0.9 million on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(7)	The $81.1 million of remaining cash proceeds from the notes is determined by deducting from the total term note issuance amount of $400.0 million, the cash consideration of $185.0 million, the payment for purchased aircraft of $13.0 million, the refinancing of pre-acquisition debt of $97.9 million, the transaction expenses of $13.6 million, the prepaid lease expense of $6.8 million, and the prepayment amount of $2.6 million for the McMinnville headquarters as discussed in pro forma adjustments (A-1) through (A-6), respectively. Of this $81.1 million total, record $46.0 million to current restricted cash as the funds will remain in escrow related to the pending Air Amazonia acquisition transaction on the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

(8)	Record a term note of $5.0 million to prepaid and other current assets and other non-current assets of $0.5 million and $4.4 million, respectively on the unaudited condensed combined pro forma balance sheet as of December 31, 2012, for the estimated working capital shortfall. EIA issued a term note with principal value of $6.15 million to the Company to fund the anticipated working capital shortfall and the term note value reflects the fair value measurement of the term loan note assuming a market level borrowing rate. Record interest income on the term note of $0.5 million, including the amortization of any discount or premium, on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(9)	The 4,008,439 shares of a new class of mandatorily convertible preferred stock of the Company were considered converted to common stock on the acquisition date and were valued at $78.0 million based on $19.47 per share, calculated using the closing market price of the Company’s common shares on the closing date of the acquisition. Record $78.0 million to additional paid in capital on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. Record the acquisition issued shares of 4,008,439 on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(10)	Record the investment in EHI of $296.4 million on the unaudited condensed combined pro forma balance sheet for the purchase transactions as of December 31, 2012, by excluding the $72.5 million book value of EHI at December 31, 2012 and recording the consideration of $296.4 million.

(B)	Record reclassification of $0.6 million from EHI inventory to aircraft support parts, net, in conformance with the Company’s presentation on the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

(C)	Exclude a total of $33.3 million in assets comprised of $0.9 million in prepaid expense and other, $5.9 million in aircraft, net, $15.3 million in property, plant, and equipment, net, and $11.2 million in other noncurrent assets from the unaudited condensed combined pro forma balance sheet as of December 31, 2012 for assets not acquired in the acquisition. The unaudited condensed combined pro forma statement of comprehensive income excludes depreciation and amortization expense for the year ended December 31, 2012 of $1.9 million related to EHI’s assets not acquired as part of the acquisition.

(D)	Due to the Company’s tax election under Internal Revenue Code Section 338, exclude $0.9 million of deferred tax assets and $1.3 million of deferred tax liabilities from the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

The effective tax rate for the Company and EHI combined is 37.07%. Record a $13.1 million income tax benefit in order to adjust income tax expense for the combined entity to the combined effective tax rate on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

Reclassify EHI’s interest expense and penalties for uncertain tax positions of $1.8 million and $0.4 million to interest expense and other income (expense), net respectively on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012 to conform to the Company’s presentation.

(E)	Exclude $2.9 million in assets held for sale from the unaudited condensed combined pro forma balance sheet as of December 31, 2012, including an exclusion of $2.6 million for assets that were not acquired in the acquisition and an exclusion of $0.3 million for assets acquired in the acquisition and recorded at fair value in pro forma adjustment (J).

(F)	Reclassify $72.9 million of EHI’s property, plant, and equipment, net with $17.9 million to aircraft support parts, net, and $54.9 million to aircraft, net on the unaudited condensed combined pro forma balance sheet as of December 31, 2012 to conform to the Company’s presentation.

(G)	Record adjustment to aircraft support parts, net, of $3.4 million on the unaudited condensed combined pro forma balance sheet as of December 31, 2012, for repair parts that would have been consumed under the Company’s policy of directly expensing certain parts. EHI’s policy was to capitalize and depreciate such parts by aircraft. Record on the unaudited condensed combined pro forma statement of comprehensive income cost of goods sold expense for the year ended December 31, 2012 of $3.4 million related to those aircraft support parts considered directly expensed.

(H)	Reclassify the Company’s overhaul parts from aircraft support parts, net to aircraft, net of $36.3 million to conform to EHI’s presentation on the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

(I)	Record fair-value adjustments to aircraft support parts, net of $2.4 million, and to property, plant, and equipment, net of $0.3 million on the unaudited condensed combined pro forma balance sheet as of December 31, 2012 relating to assets acquired and not discussed in other pro forma adjustments.

(J)	Record fair-value adjustments to aircraft, net of $4.8 million on the unaudited condensed combined pro forma balance sheet as of December 31, 2012 relating to the aircraft assets used in EHI’s operations. Entry excludes the fair-value adjustment recorded for the aircraft purchase discussed in pro forma adjustment (A-2). The adjustment to the unaudited condensed combined pro forma statement of comprehensive income for depreciation and amortization expense for the year ended December 31, 2012 is recorded as part of the pro forma adjustment (T).

(K)	Exclude EHI’s short-term debt of $11.6 million on the unaudited condensed combined pro forma balance sheet as of December 31, 2012 that is related to an EHI owned facility, which was not assumed in the acquisition. The unaudited condensed combined pro forma statement of comprehensive income excludes related short-term debt interest expense for the year ended December 31, 2012 of $1.6 million.

(L)	Exclude $2.2 million of accrued and other current liabilities and $3.9 million of other long-term liabilities on the unaudited condensed combined pro forma balance sheet as of December 31, 2012 for liabilities not assumed in the acquisition.

(M)	Record identified intangible assets for customer relationships of $19.3 million to long-term customer relationships, net on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. Record amortization of customer relationships of $2.4 million to cost of revenues on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(N)	Record identified intangible assets for tradename of $0.4 million to other intangibles, net on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. Record amortization of tradename of $0.4 million to selling and marketing on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012

(O)	Record a liability for the assumed leased-fleet’s return-to-service obligations of $19.8 million to deferred aircraft maintenance on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. Because the liability relates to assets that were not in service for the year ended December 31, 2012, there is no recorded amortization for returning the fleet to service on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(P)	Eliminate upon combination the Company’s investment in EHI and the equity of EHI for $296.4 million on the unaudited condensed combined pro forma balance sheet as of December 31, 2012 as discussed in pro forma adjustments (A-1) through
(A-10).

(Q)	Record elimination of sales between the Company and EHI of $0.1 million for the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012. Record elimination of net revenues and cost of revenues of $2.7 million and $3.1 million, respectively, generated from aircraft not acquired in the acquisition for the year ended December 31, 2012.

(R)	To conform to the Company’s policy of expensing certain parts, exclude from the unaudited condensed combined pro forma statement of comprehensive income the depreciation expense in cost of goods sold for the year ended December 31, 2012 of $4.5 million related to parts previously capitalized by EHI in aircraft support parts, net. See pro forma adjustment (G) for the balance sheet adjustment to aircraft support parts.

(S)	Exclude EHI depreciation and amortization expense of $10.0 million for all assets, excluding those assets discussed in pro forma adjustment (R), acquired by the Company on the unaudited condensed combined pro forma statements of comprehensive income for the year ended December 31, 2012. See pro forma adjustment (R) for the exclusion of EHI’s depreciation and amortization expense of $4.5 million. In total, pro forma adjustments (R) and (S) exclude EHI depreciation and amortization expense of approximately $14.6 million for all assets acquired by the Company on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(T)	Record depreciation and amortization expense, calculated in conformance with the Company’s policy as disclosed in the Company’s most recent annual report on Form 10-K, of $7.0 million for all assets, excluding those discussed in pro forma adjustment (A-2), acquired by the Company on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012. See pro forma adjustment (A-2) for the recording of depreciation and amortization expense of $0.7 million for the nine aircraft acquired by the Company. In total, pro forma adjustments (A-2) and (T) record depreciation and amortization expense of $7.6 million for all assets acquired by the Company on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(U)	Exclude $3.0 million from the unaudited condensed combined pro forma statement of comprehensive income for EHI’s lease expense for the year ended December 31, 2012 for the nine aircraft the Company purchased from an affiliated entity of EIA as discussed in pro forma adjustment (A-2).

(V)	Eliminate the acquisition costs incurred by the Company and EHI of approximately $27,000 from the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(W)	Record $34.9 million of interest expense, including the amortization of any discount or premium, on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012, resulting from the $400.0 million of notes, $15.9 million in promissory notes, and approximately $100.0 million of available funds under a revolving line of credit. Assume the net proceeds from the issuance of the notes are used as outlined in pro forma adjustments (A-1) through (A-10) and the revolving undrawn line of credit is unused in its entirety for the year ended December 31, 2012.

Reconciliation of Non-GAAP Financial Measures

The Company is providing a reconciliation of Net Income to EBITDA, to Adjusted EBITDA and to pro forma combined Adjusted EBITDA. These financial measures are not prepared in accordance with GAAP. Since not all companies use identical calculations, the Company’s presentation of EBITDA, Adjusted EBITDA and pro forma combined Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

The Company uses EBITDA and Adjusted EBITDA to monitor its overall business performance. The Company defines EBITDA as net income (loss) before interest expense, net, provision for (benefit from) income taxes, depreciation and amortization, and non-cash charges relating to financings. The Company includes the amortization of overhaul costs as an add-back to EBITDA. The Company believes that such adjustments to arrive at EBITDA are common industry practice amongst its peers and believes this provides a more comparable measure for managing its business.

Adjusted EBITDA means, as defined by the Company’s ABL Revolver agreement, with respect to any fiscal period, the Company’s EBITDA, adjusted for, without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net earnings (or loss) for such period: (i) extraordinary gains, (ii) non-cash items increasing consolidated net earnings for such period, excluding any items representing the impact of purchase accounting or the reversal of any accrual of, or cash reserve for, anticipated changes in any period, (iii) non-cash extraordinary losses, (iv) any other non-cash charges reducing consolidated net earnings for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period or amortization of a prepaid cash expense that was paid in a prior period, (v) to the extent not capitalized, (A) non-recurring expenses, fees, costs and charges incurred and funded prior to, on or within 9 months after the closing date in connection with the ABL Revolver and the EHI Acquisition; and (B) expenses incurred and funded prior to, on, or within 2 years of the closing date in connection with the termination of the lease for the location that is the chief executive office of EHI as of the closing date; and (vi) transaction related expenditures incurred and funded prior to, on or within 9 months of the date of consummation of (A) the pending Air Amazonia acquisition, (B) any permitted acquisition under the ABL Revolver, or (C) any investment that is permitted pursuant to the ABL Revolver, in the case of each of (A), (B), and (C), that arise out of cash charges related to deferred stock compensation, management bonuses, strategic market reviews, restructuring, retention bonuses, consolidation, severance or discontinuance of any portion of operations, termination of the lease for the headquarters of EHI, employees or management of the target of such permitted acquisition, accrued vacation payments and working notices payments and other non-cash accounting adjustments.

	Historical				Pro Forma
(dollars in thousands)	Erickson Air-Crane Incorporated		Evergreen Helicopters, Inc.		Acquisition Adjustments	Notes (1)	Combined
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss) attributable to the Company and EHI	$15,230		$17,651		(872)	A-6	20,479
					(422)	D
					(3,358)	G
					(2,786)	Q
					3,125	Q
					3,012	U
					27	V
					(11,128)	(2)
Interest expense, net	6,990		1,579		(6,897)	A-3	36,239
					(546)	A-8
					1,761	D
					(1,579)	K
					34,931	W
Tax expense (benefit)	10,213		13,025		(10,938)	D	12,300
Depreciation (5)	21,710		16,464		672	A-2	29,345
					(1,887)	C
					(4,529)	R
					(10,048)	S
					6,963	T
Amortization of intangible assets	—		—		2,413	M	2,813
					400	N
Amortization of debt issuance costs	1,174		255		(1,174)	A-3	1,841
					1,586	A-4
Amortization of sale/lease back (gains) losses	—		(156	) (3)			(156)

EBITDA	$55,317		$48,818		$(1,274)		$102,861

(Gain) loss on asset disposals	—		2,384		—		2,384
Non-cash charges from awards to employees of equity interests	2,118		—		—		2,118
Non-cash unrealized mark-to-market foreign exchange gains (losses)	322		—		—		322
Acquisition related expenses	242		—		(27)	V	215
Other noncash (gains) losses	(795	) (4)	—		—		(795)

Adjusted EBITDA	$57,204		$51,202		$(1,301)		$107,105

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).
(2)	Includes the effects of pro forma adjustments for interest expense, net, tax expense (benefit), depreciation, amortization of intangible assets, and amortization of debt issuance costs as detailed in the respective pro forma adjustments below this amount.
(3)	The amortization of sale/lease back (gains) losses of $0.2 million was presented in EHI’s historical financial statement in Aerial services revenues.
(4)	Includes $0.8 million for the removal of a Canadian Revenue Authority related reserve that had been included as an add-back for the fourth quarter of 2010.
(5)	Includes amortization of aircraft component overhauls of $12.7 million and $6.1 million on the Company’s and EHI’s historical financial statements, respectively.

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited condensed combined pro forma financial information combines the historical consolidated statement of comprehensive income and consolidated balance sheet of Erickson Air-Crane Incorporated (the “Company”), and the historical consolidated statement of comprehensive income and consolidated balance sheet of Evergreen Helicopters, Inc. (“EHI”), and gives effect to the debt offering, the promissory notes, the preferred stock and the new ABL Revolver, which transactions occurred in connection with the Company’s acquisition of EHI and are collectively referred to as the “acquisition.” These historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited condensed combined pro forma financial information gives effect to the acquisition as if it had occurred on March 31, 2013 for the purposes of the unaudited condensed combined pro forma balance sheet at March 31, 2013 and at January 1, 2013 for the purposes of the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013. The unaudited condensed combined pro forma financial information has been prepared based upon currently available information and using the assumptions described in the notes thereto.

The unaudited condensed combined pro forma financial information below should be read in conjunction with the notes thereto and the historical audited consolidated financial statements and related notes as of December 31, 2012 included in the Company’s annual report on Form 10-K filed with the SEC on March 8, 2013 and the Company’s most recent quarterly report on Form 10-Q filed with the SEC on May 9, 2013. This unaudited condensed combined pro forma financial information is presented for informational purposes only and is not intended to be indicative of the financial position or results of operations of the combined company that would have actually occurred had the acquisition been effective during the periods presented or of the future financial position or future results of operations of the combined company. The unaudited condensed combined pro forma financial information as of March 31, 2013 and for the year then ended presented herein may have been different had the Company and EHI actually been combined as of that date or during those periods. The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of EHI, (ii) factually supportable, and (iii) with respect to the statement of comprehensive income, expected to have a continuing impact on the combined results. Additionally, pro forma adjustments are based on management’s estimates or third-party valuations of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the allocation of the purchase price to the acquired assets and liabilities in preparing the unaudited condensed combined pro forma financial information. The unaudited condensed combined pro forma financial information does not reflect non-recurring charges related to integration activities or exit costs that may be incurred by the Company or EHI in connection with the acquisition.

Erickson Air-Crane Incorporated

Unaudited Condensed Combined Pro Forma Balance Sheet

March 31, 2013

	Historical		Pro Forma
(Dollars in thousands)	Erickson Air-Crane Incorporated	Evergreen (1) Helicopters, Inc.	Acquisition Adjustments	Notes	Combined
Assets
Current Assets
Cash and cash equivalents	$1,323	$151	$400,000	A	$26,662
			(185,000)	A-1
			(12,971)	A-2
			(107,854)	A-3
			(13,604)	A-4
			(6,808)	A-5
			(2,616)	A-6
			(45,959)	A-7
Restricted cash	3,705	—	45,959	A-7	49,664
Accounts receivable net of allowance for doubtful accounts	30,414	23,690	—		54,104
Inventory	—	482	(482)	B	—
Prepaid expenses and other	3,260	4,927	872	A-6	8,890
			547	A-8
			(716)	C
Income tax receivable	912	—	—		912
Deferred tax assets	11,112	907	(907)	D	11,112
Assets held for sale	—	265	(265)	E	—

Total current assets	50,726	30,422	70,196		151,344

Aircraft support parts, net	137,815	—	482	B	121,115
			16,713	F
			(918)	G
			(36,700)	H
			3,723	I
Aircraft, net	66,759	—	12,971	A-2	159,489
			(3,818)	A-2
			(3,197)	C
			55,043	F
			36,700	H
			(4,969)	J
Property, plant, and equipment, net	14,604	97,320	(22,888)	C	18,903
			(71,756)	F
			1,623	I
Goodwill	—	—	(9,153)	A-2	246,976
			350	A-3
			(872)	A-6
			(59,000)	A-10
			296,379	A-10
			34,444	C
			801	D
			265	E
			918	G
			(5,346)	I
			4,969	J
			(11,497)	K
			(5,345)	L
			(19,300)	M
			(400)	N
			19,763	O
Long-term customer relationships, net	—	—	19,300	M	19,300
Other intangible assets, net	—	—	400	N	400
Investment in EHI	—	—	185,000	A-1	—
			15,900	A-1
			12,971	A-2
			6,808	A-5
			2,616	A-6
			(4,960)	A-8
			78,044	A-9
			(296,379)	P
Other noncurrent assets	1,768	10,850	(350)	A-3	20,142
			11,104	A-4
			4,413	A-8
			(7,643)	C

Total assets	$271,672	$138,592	$327,405		$737,669

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).

Erickson Air-Crane Incorporated

Unaudited Condensed Combined Pro Forma Balance Sheet—(Continued)

March 31, 2013

	Historical		Pro Forma
(Dollars in thousands)	Erickson Air-Crane Incorporated	Evergreen (1) Helicopters, Inc.	Acquisition Adjustments	Notes	Combined
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,346	$43,128	$—		$51,474
Current portion of long-term debt	—	11,497	(11,497)	K	—
Accrued and other current liabilities	24,130	5,367	(4,223)	L	25,274
Deferred aircraft maintenance	—	—	19,763	O	19,763
Income taxes payable	6,651	—	—		6,651

Total current liabilities	39,127	59,992	4,043		103,162

Long-term debt, less current portion	107,854	—	400,000	A	415,900
			15,900	A, A-1
			(107,854)	A-3
Other long-term liabilities	1,415	1,122	(1,122)	L	1,415
Deferred tax liabilities	18,852	106	(106)	D	18,852
Liability for uncertain tax positions	—	18,372	—		18,372

Total liabilities	167,248	79,592	310,951		557,701
Stockholder’s equity (deficit):
Common Stock	1	—	—		1
Additional paid-in capital	102,013	59,000	78,044	A, A-9	180,057
			(59,000)	A-10
			296,379	A-10
			(296,379)	P
Retained earnings (accumulated deficit)	1,231	—	(2,500)	A-4	(1,269)
Accumulated other comprehensive income (loss)	(17)	—	—		(17)

Total stockholders’ equity (deficit) attributable to the Company and EHI	103,228	59,000	16,544		178,772
Noncontrolling interest	1,196	—	—		1,196

Total stockholders’ equity (deficit)	104,424	59,000	16,544		179,968

Total liabilities and stockholders’ equity	$271,672	$138,592	$327,405		$737,669

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).

Erickson Air-Crane Incorporated

Unaudited Condensed Combined Pro Forma Statement of Comprehensive Income

Three Months Ended March 31, 2013

	Historical		Pro Forma
(Dollars in thousands, except share and per share data)	Erickson Air-Crane Incorporated	Evergreen (1) Helicopters, Inc.	Acquisition Adjustments	Notes	Combined
Net revenues:
Aerial Services	$35,219	$45,214	$(486)	Q	$79,947
Manufacturing / MRO	1,721	—	—		1,721

Total net revenues	36,940	45,214	(486)		81,668
Cost of revenues:
Aerial Services	26,355	34,380	265	A-2	58,685
			(438)	C
			918	G
			536	M
			(498)	Q
			(1,112)	R
			(2,770)	S
			1,840	T
			(791)	U
Manufacturing / MRO	1,311	—	—		1,311

Total cost of revenues	27,666	34,380	(2,050)		59,996

Gross profit	9,274	10,834	1,564		21,672
Operating expenses:
General and administrative	6,311	4,700	218	A-6	8,912
			(2,317)	V
Research and development	913	—	—		913
Selling and marketing	2,390	—	200	N	2,590
Loss on disposal of leased aircraft	—	—	—		—

Total operating expenses	9,614	4,700	(1,899)		12,415

Operating income (loss)	(340)	6,134	3,463		9,257
Other income (expense):
Interest income	—	—	133	A-8	133
Interest expense	(1,357)	(956)	1,351	A-3	(10,662)
			(2,139)	D
			956	K
			(8,517)	W
Amortization of debt issuance costs	(322)	(20)	322	A-3	(407)
			(387)	A-4
Unrealized foreign exchange gain (loss)	206	—	—		206
Realized foreign exchange gain (loss)	(37)	—	—		(37)
Other income (expense), net	(281)	(2)	(99)	D	(382)

Total other income (expense)	(1,791)	(978)	(8,380)		(11,149)
Income (loss) before noncontrolling interest and income taxes	(2,131)	5,156	(4,917)		(1,892)
Income tax expense (benefit)	(1,136)	2,222	2,238	D	(748)
			(4,072)	D

Net income (loss)	(995)	2,934	(3,083)		(1,144)
Less: Net (income) loss related to noncontrolling interest	(221)	—	—		(221)

Net income (loss) attributable to the Company and EHI	(1,216)	2,934	(3,083)		(1,365)

Net income (loss) attributable to common stockholders	$(1,216)	$2,934	$(3,083)		$ (1,365)

Net income (loss) per share attributable to common stockholders
Basic	$(0.13)				$ (0.10)

Diluted	$(0.13)				$ (0.10)

Weighted average shares outstanding
Basic	9,727,127		4,008,439	A-9	13,735,566

Diluted	9,727,127		4,008,439	A-9	13,735,566

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).

Notes to Unaudited Condensed Combined Pro Forma Financial Information

1.	BASIS OF PRESENTATION

The unaudited condensed combined pro forma financial information gives effect to the acquisition as if it had occurred on March 31, 2013 for the purposes of the unaudited condensed combined pro forma balance sheet at March 31, 2013 and at January 1, 2013 for the purposes of the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013. The unaudited condensed combined pro forma financial information has been prepared by the Company’s management and is based on the Company’s historical consolidated financial statements and EHI’s historical consolidated financial statements. Certain amounts from EHI’s historical consolidated financial statements have been reclassified to conform to the Company’s presentation and certain amounts from the Company’s historical consolidated financial statements have been reclassified to conform to EHI’s presentation.

This unaudited condensed combined pro forma financial information is prepared in conformity with GAAP. The unaudited condensed combined pro forma balance sheet as of March 31, 2013, and the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013, have been prepared using the following information:

a.	Unaudited historical consolidated financial statements of the Company for the three months ended March 31, 2013;

b.	Unaudited historical consolidated financial statements of EHI for the three months ended March 31, 2013; and

c.	Such other supplementary information as considered necessary to reflect the acquisition in the unaudited pro forma consolidated financial information

The pro forma adjustments reflecting the acquisition of EHI under the purchase method of accounting are based on certain estimates and assumptions. The fair values of EHI’s assets and liabilities have been valued based on management’s estimates and third-party valuations. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the acquisition of EHI and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited condensed combined pro forma financial information does not include the anticipated financial benefits from such items as expense efficiencies or revenue enhancements arising from the acquisition nor does the unaudited condensed combined pro forma financial information include anticipated expenses from restructuring and integration costs to be incurred by the Company.

The unaudited condensed combined pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed combined pro forma financial information should be read in conjunction with the historical consolidated financial statements in the Company’s annual report on Form 10-K filed with the SEC on March 8, 2013 and the Company’s most recent quarterly report Form 10-Q filed with the SEC on May 9, 2013.

2.	PURCHASE PRICE AND FINANCING CONSIDERATIONS

On May 2, 2013, the Company purchased from Evergreen International Aviation (“EIA”) all of the issued and outstanding capital stock of EHI for an aggregate purchase price of: (i) $185.0 million in cash; (ii) 4,008,439 shares of preferred stock of the Company, valued at $47.5 million based on an agreed value of $11.85 per share; and (iii) $17.5 million aggregate principal amount promissory notes issued by the Company.

The fair value of the preferred stock issued as part of the consideration transferred was measured on the acquisition date at the then-current fair value and resulted in a per share equity component different from the $11.85 per share agreed upon value of preferred stock of the Company. The Company issued 4,008,439 shares of preferred stock, valued at $78.0 million, or $19.47 per share on the acquisition date.

The fair value of the promissory notes was estimated at $15.9 million, assuming a market level borrowing rate.

In connection with the acquisition of EHI, EHI purchased nine aircraft from an affiliated entity of EIA for an aggregate purchase price of $13.0 million, all of which was paid by the Company on the acquisition date.

In connection with the acquisition of EHI, consideration transferred includes a term note receivable for the estimated working capital shortfall. EIA issued a term loan note with principal value of $6.15 million to the Company to fund the working capital shortfall. The term loan note fair value of $5.0 million assumes a market level borrowing rate.

In connection with the acquisition of EHI, the Company prepaid $6.8 million to a lessor, an affiliated entity of EIA and EHI, on the acquisition date for the remaining future lease obligations on three aircraft and returned the aircraft to the lessor on the acquisition date. As the transaction was entered into primarily for the benefit of the affiliated entity of EIA and EHI, the Company included the transaction as consideration transferred.

In connection with the acquisition of EHI, the Company paid $2.6 million on the acquisition date for prepayment of the three-year lease term on the McMinnville headquarters. The Company intends to occupy the McMinnville headquarters for one year. EIA refused the Company’s request for a shorter term lease during the negotiation of the sale of EHI. As a result, the Company does not expect to receive any future benefit for the rent prepayment beyond the first year. Therefore, the Company included the prepayment of the lease in consideration transferred.

The acquisition-date fair value of the consideration transferred totaled $296.4 million, which consisted of the following:

Cash	$185,000
Preferred stock	78,044
Promissory notes	15,900
Consideration for nine aircraft purchased from an affiliated entity of EIA	12,971
Term loan note receivable	(4,960)
Prepayment of aircraft lease expense to an affiliated entity of EIA	6,808
Prepayment of McMinnville headquarters lease	2,616

Total consideration transferred	$296,379

Allocation of EHI consideration transferred (a) (in thousands):

Total consideration transferred	$296,379

Book value of EHI at March 31, 2013	59,000
Pro Forma and Fair Value Adjustments, identifiable net assets acquired at March 31, 2013	(9,597)

Fair value of net assets acquired	49,403

Excess of consideration transferred over fair value of assets acquired (goodwill)	$246,976

(a)	The consideration transferred is allocated to balance sheet assets acquired and liabilities assumed based on their estimated fair value. The fair value adjustments to the EHI historical consolidated balance sheet in connection with the acquisition are described below in Note 3.

3.	PRO FORMA ADJUSTMENTS

(A)	Record the $400.0 million of notes issued and sold, the $15.9 million fair value of the $17.5 million of promissory notes, and the fair value of the preferred stock issuance on the unaudited condensed combined pro forma balance sheet as of March 31, 2013. The net proceeds from the notes and preferred stock have been used towards the following pro forma adjustments:

(1)	Record certain components of the aggregate purchase price, including of $185.0 million of cash and the fair value of $15.9 million promissory notes, with a principal value of $17.5 million assuming a market level borrowing rate, on the unaudited condensed combined pro forma balance sheet as of March 31, 2013.

(2)	Record the aircraft purchase price of approximately $13.0 million, all of which was paid by the Company on the acquisition date, on the unaudited condensed combined pro forma balance sheet as of March 31, 2013.

Record an adjustment to aircraft, net of $13.0 million, on the unaudited condensed combined pro forma balance sheet as of March 31, 2013 for the purchase of the aircraft. Remove approximately $3.8 million, net of leasehold improvements that were included in EHI’s unaudited historical consolidated financial statements for these aircraft. The unaudited condensed combined pro forma statement of comprehensive income reflects depreciation and amortization expense for the three months ended March 31, 2013 of $0.3 million for these acquired aircraft. Depreciation expense and amortization expense was calculated in conformance with the Company’s policy as disclosed in the Company’s most recent 10-K filing. See pro forma adjustment (U) for the exclusion of EHI’s lease expense of $0.8 million and pro forma adjustment (S) for the exclusion of leasehold improvement amortization that was included in EHI’s unaudited historical financial statements for these aircraft.

(3)	Exclude the Company’s pre-acquisition revolver and term debt of $80.6 million, promissory notes of $27.3 million, and capitalized debt issuance costs of $0.4 million from the unaudited condensed combined pro forma balance sheet as of March 31, 2013 due to the refinancing of the pre-acquisition debt with proceeds of the $400.0 million notes issued and sold. Exclude the Company’s pre-acquisition debt related interest expense of $1.4 million and amortization expense of $0.3 million related to pre-acquisition debt issuance costs for the three months ended March 31, 2013 on the unaudited condensed combined pro forma statement of comprehensive income.

(4)	Total acquisition transaction costs and debt issuance costs were $13.6 million. Record $11.1 million of debt issuance costs to other noncurrent assets and $2.5 million of non-recurring acquisition transaction costs to retained earnings on the unaudited condensed combined pro forma balance sheet as of March 31, 2013. Do not record the acquisition transaction costs to the unaudited condensed combined pro forma statement of comprehensive income, as these costs are not expected to have a continuing impact on the Company. Record amortization of debt issuance costs related to the new debt financing of $0.4 million on the unaudited condensed combined pro forma statement of comprehensive income for the three months ending March 31, 2013.

(5)	Record $6.8 million related to the Company’s payment, on the acquisition date, to an affiliated entity of EIA and EHI for the remaining lease expense on three aircraft on the unaudited condensed combined pro forma balance sheet as of March 31, 2013. As the transaction was entered into primarily for the benefit of the affiliated entity of EIA and EHI, the Company included the transaction as consideration transferred.

(6)	Record $2.6 million total prepayment for the three year lease term on the McMinnville headquarters, with $0.9 million to prepaid expenses and other and $1.7 million to goodwill, on the unaudited condensed combined pro forma balance sheet as of March 31, 2013.

Record net rental expense for the McMinnville headquarters retained by EIA of $0.2 million on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(7)	The $71.1 million of remaining cash proceeds from the notes is determined by deducting from the total term note issuance amount of $400.0 million, the cash consideration of $185.0 million, the payment for purchased aircraft of $13.0 million, the refinancing of pre-acquisition debt of $107.9 million, the transaction expenses of $13.6 million, the prepaid lease expense of $6.8 million, and the prepayment amount of $2.6 million for the McMinnville headquarters as discussed in pro forma adjustments (A-1) through (A-6), respectively. Of this $71.1 million total, record $46.0 million to current restricted cash as the funds will remain in escrow related to the pending Air Amazonia acquisition transaction on the unaudited condensed combined pro forma balance sheet as of December 31, 2012.

(8)	Record a term note of $5.0 million to prepaid and other current assets and other non-current assets of $0.5 million and $4.4 million, respectively on the unaudited condensed combined pro forma balance sheet as of March 31, 2013, for the estimated working capital shortfall. EIA issued a term note with principal value of $6.15 million to the Company to fund the anticipated working capital shortfall and the term note value reflects the fair value measurement of the term loan note assuming a market level borrowing rate. Record interest income on the term note of $0.1 million, including the amortization of any discount or premium, on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(9)	The 4,008,439 shares of a new class of mandatorily convertible preferred stock of the Company were considered converted to common stock on the acquisition date and were valued at $78.0 million based on $19.47 per share, calculated using the closing market price of the Company’s common shares on the closing date of the acquisition. Record $78.0 million to additional paid in capital on the unaudited condensed combined pro forma balance sheet as of March 31, 2013. Record the acquisition issued shares of 4,008,439 on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(10)	Record the investment in EHI of $296.4 million on the unaudited condensed combined pro forma balance sheet for the purchase transactions as of March 31, 2013, by excluding the $59.0 million book value of EHI at March 31, 2013 and recording the consideration of $296.4 million.

(B)	Record reclassification of $0.5 million from EHI inventory to aircraft support parts, net, in conformance with the Company’s presentation on the unaudited condensed combined pro forma balance sheet as of March 31, 2013.

(C)	Exclude a total of $34.4 million in assets comprised of $0.7 million in prepaid expense and other, $3.2 million in aircraft, net, $22.9 million in property, plant, and equipment, net, and $7.6 million in other noncurrent assets from the unaudited condensed combined pro forma balance sheet as of March 31, 2013 for assets not acquired in the acquisition. The unaudited condensed combined pro forma statement of comprehensive income excludes depreciation and amortization expense for the three months ended March 31, 2013 of $0.4 million related to EHI’s assets not acquired as part of the acquisition.

(D)	Due to the Company’s tax election under Internal Revenue Code Section 338, exclude $0.9 million of deferred tax assets and $0.1 million of deferred tax liabilities from the unaudited condensed combined pro forma balance sheet as of March 31, 2013.

The effective tax rate for the Company and EHI combined is 39.56%. Record a $4.1 million income tax benefit in order to adjust income tax expense for the combined entity to the combined effective tax rate on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

Reclassify EHI’s interest expense and penalties for uncertain tax positions of $2.1 million and $0.1 million to interest expense and other income (expense), net respectively on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013 to conform to the Company’s presentation.

(E)	Exclude $0.3 million in assets held for sale from the unaudited condensed combined pro forma balance sheet as of March 31, 2013, for assets acquired in the acquisition and recorded at fair value in pro forma adjustment (J).

(F)	Reclassify $71.8 million of EHI’s property, plant, and equipment, net with $16.7 million to aircraft support parts, net, and $55.0 million to aircraft, net on the unaudited condensed combined pro forma balance sheet as of March 31, 2013 to conform to the Company’s presentation.

(G)	Record adjustment to aircraft support parts, net, of $0.9 million on the unaudited condensed combined pro forma balance sheet as of March 31, 2013, for repair parts that would have been consumed under the Company’s policy of directly expensing certain parts. EHI’s policy was to capitalize and depreciate such parts by aircraft. Record on the unaudited condensed combined pro forma statement of comprehensive income cost of goods sold expense for the three months ended March 31, 2013 of $0.9 million related to those aircraft support parts considered directly expensed.

(H)	Reclassify the Company’s overhaul parts from aircraft support parts, net to aircraft, net of $36.7 million to conform to EHI’s presentation on the unaudited condensed combined pro forma balance sheet as of March 31, 2013.

(I)	Record fair-value adjustments to aircraft support parts, net of $3.7 million, and to property, plant, and equipment, net of $1.6 million on the unaudited condensed combined pro forma balance sheet as of March 31, 2013 relating to assets acquired and not discussed in other pro forma adjustments.

(J)	Record fair-value adjustments to aircraft, net of $5.0 million on the unaudited condensed combined pro forma balance sheet as of March 31, 2013 relating to the aircraft assets used in EHI’s operations. Entry excludes the fair-value adjustment recorded for the aircraft purchase discussed in pro forma adjustment (A-2). The adjustment to the unaudited condensed combined pro forma statement of comprehensive income for depreciation and amortization expense for the three months ended March 31, 2013 is recorded as part of the pro forma adjustment (T).

(K)	Exclude EHI’s short-term debt of $11.5 million on the unaudited condensed combined pro forma balance sheet as of March 31, 2013 that is related to an EHI owned facility, which was not assumed in the acquisition. The unaudited condensed combined pro forma statement of comprehensive income excludes related short-term debt interest expense for the three months ended March 31, 2013 of $1.0 million.

(L)	Exclude $4.2 million of accrued and other current liabilities and $1.1 million of other long-term liabilities on the unaudited condensed combined pro forma balance sheet as of March 31, 2013 for liabilities not assumed in the acquisition.

(M)	Record identified intangible assets for customer relationships of $19.3 million to long-term customer relationships, net on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. Record amortization of customer relationships of $0.5 million to cost of revenues on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(N)	Record identified intangible assets for tradename of $0.4 million to other intangibles, net on the unaudited condensed combined pro forma balance sheet as of December 31, 2012. Record amortization of tradename of $0.2 million to selling and marketing on the unaudited condensed combined pro forma statement of comprehensive income for the year ended December 31, 2012.

(O)	Record a liability for the assumed leased-fleet’s return-to-service obligations of $19.8 million to deferred aircraft maintenance on the unaudited condensed combined pro forma balance sheet as of March 31, 2013. Because the liability relates to assets that were not in service for the three months ended March 31, 2013, there is no recorded amortization for returning the fleet to service on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(P)	Eliminate upon combination the Company’s investment in EHI and the equity of EHI for $296.4 million on the unaudited condensed combined pro forma balance sheet as of March 31, 2013 as discussed in pro forma adjustments (A-1) through (A-10).

(Q)	Record elimination of net revenues and cost of revenues of $0.5 million and $0.5 million, respectively, generated from aircraft not acquired in the acquisition on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(R)	To conform to the Company’s policy of expensing certain parts, exclude from the unaudited condensed combined pro forma statement of comprehensive income the depreciation expense in cost of goods sold for the three months ended March 31, 2013 of $1.1 million related to parts previously capitalized by EHI in aircraft support parts, net. See pro forma adjustment (G) for the balance sheet adjustment to aircraft support parts.

(S)	Exclude EHI depreciation and amortization expense of $2.8 million for all assets, excluding those assets discussed in pro forma adjustment (R), acquired by the Company on the unaudited condensed combined pro forma statements of comprehensive income for the three months ended March 31, 2013. See pro forma adjustment (R) for the exclusion of EHI’s depreciation and amortization expense of $1.1 million. In total, pro forma adjustments (R) and (S) exclude EHI depreciation and amortization expense of approximately $3.9 million for all assets acquired by the Company on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(T)	Record depreciation and amortization expense, calculated in conformance with the Company’s policy as disclosed in the Company’s most recent annual report on Form 10-K, of $1.8 million for all assets, excluding those discussed in pro forma adjustment (A-2), acquired by the Company on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013. See pro forma adjustment (A-2) for the recording of depreciation and amortization expense of $0.3 million for the nine aircraft acquired by the Company. In total, pro forma adjustments (A-2) and (T) record depreciation and amortization expense of $2.1 million for all assets acquired by the Company on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(U)	Exclude $0.8 million from the unaudited condensed combined pro forma statement of comprehensive income for EHI’s lease expense for the three months ended March 31, 2013 for the nine aircraft the Company purchased from an affiliated entity of EIA as discussed in pro forma adjustment (A-2).

(V)	Eliminate the acquisition costs incurred by the Company and EHI of approximately $2.3 million from the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013.

(W)	Record $8.5 million of interest expense, including the amortization of any discount or premium, on the unaudited condensed combined pro forma statement of comprehensive income for the three months ended March 31, 2013, resulting from the $400.0 million of notes, $15.9 million in promissory notes, and approximately $100.0 million of available funds under a revolving line of credit. Assume the net proceeds from the issuance of the notes are used as outlined in pro forma adjustments (A-1) through (A-10) and the revolving undrawn line of credit is unused in its entirety for the three months ended March 31, 2013.

Reconciliation of Non-GAAP Financial Measures

The Company is providing a reconciliation of Net Income to EBITDA, to Adjusted EBITDA and to pro forma combined Adjusted EBITDA. These financial measures are not prepared in accordance with GAAP. Since not all companies use identical calculations, the Company’s presentation of EBITDA, Adjusted EBITDA and pro forma combined Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

The Company uses EBITDA and Adjusted EBITDA to monitor its overall business performance. The Company defines EBITDA as net income (loss) before interest expense, net, provision for (benefit from) income taxes, depreciation and amortization, and non-cash charges relating to financings. The Company includes the amortization of overhaul costs as an add-back to EBITDA. The Company believes that such adjustments to arrive at EBITDA are common industry practice amongst its peers and believes this provides a more comparable measure for managing its business.

Adjusted EBITDA means, as defined by the Company’s ABL Revolver agreement, with respect to any fiscal period, the Company’s EBITDA, adjusted for, without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net earnings (or loss) for such period: (i) extraordinary gains, (ii) non-cash items increasing consolidated net earnings for such period, excluding any items representing the impact of purchase accounting or the reversal of any accrual of, or cash reserve for, anticipated changes in any period, (iii) non-cash extraordinary losses, (iv) any other non-cash charges reducing consolidated net earnings for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period or amortization of a prepaid cash expense that was paid in a prior period, (v) to the extent not capitalized, (A) non-recurring expenses, fees, costs and charges incurred and funded prior to, on or within 9 months after the closing date in connection with the ABL Revolver and the EHI Acquisition; and (B) expenses incurred and funded prior to, on, or within 2 years of the closing date in connection with the termination of the lease for the location that is the chief executive office of EHI as of the closing date; and (vi) transaction related expenditures incurred and funded prior to, on or within 9 months of the date of consummation of (A) the pending Air Amazonia acquisition, (B) any permitted acquisition under the ABL Revolver, or (C) any investment that is permitted pursuant to the ABL Revolver, in the case of each of (A), (B), and (C), that arise out of cash charges related to deferred stock compensation, management bonuses, strategic market reviews, restructuring, retention bonuses, consolidation, severance or discontinuance of any portion of operations, termination of the lease for the headquarters of EHI, employees or management of the target of such permitted acquisition, accrued vacation payments and working notices payments and other non-cash accounting adjustments.

	Historical			Pro Forma
(dollars in thousands)	Erickson Air-Crane Incorporated	Evergreen Helicopters, Inc.		Acquisition Adjustments	Notes (1)	Combined
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss) attributable to the Company and EHI	$(1,216)	$2,934		(218)	A-6	(1,365)
				(99)	D
				(918)	G
				(486)	Q
				498	Q
				791	U
				2,317	V
				(4,968)	(2)
Interest expense, net	1,357	956		(1,351)	A-3	10,529
				(133)	A-8
				2,139	D
				(956)	K
				8,517	W
Tax expense (benefit)	(1,136)	2,222		(1,834)	D	(748)
Depreciation (4)	5,400	4,319		265	A-2	7,504
				(438)	C
				(1,112)	R
				(2,770)	S
				1,840	T
Amortization of intangible assets	—	—		536	M	736
				200	N
Amortization of debt issuance costs	322	(20)		(322)	A-3	367
				387	A-4
Amortization of sale/lease back (gains) losses	—	(22	) (3)	—		(22)

EBITDA	$4,727	$10,389		$1,885		$17,001

(Gain) loss on asset disposals	—	—		—		—
Non-cash charges from awards to employees of equity interests	180	—		—		180
Non-cash unrealized mark-to-market foreign exchange gains (losses)	(206)	—		—		(206)
Acquisition related expenses	2,263	324		(2,317)	V	270
Other noncash (gains) losses	—			—		—

Adjusted EBITDA	$6,964	$10,713		$(432)		$17,245

(1)	The accounting treatment and classification of certain spare parts from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting treatment and classification. Such accounting treatment and classification adjustments are detailed in pro forma adjustments (B), (F), (G), and (R). The classification of certain overhaul components from the Company’s historical financial statements have been adjusted to conform to EHI’s classification. Such reclassification is detailed in pro forma adjustment (H). The accounting classification of interest and penalties associated with uncertain tax positions from EHI’s historical financial statements have been adjusted to conform to the Company’s accounting classification. Such reclassification is detailed in pro forma adjustment (D).
(2)	Includes the effects of pro forma adjustments for interest expense, net, tax expense (benefit), depreciation and amortization of debt issuance costs as detailed in the respective pro forma adjustments below this amount.
(3)	The amortization of sale/lease back (gains) losses of $22,000 was presented in EHI’s historical financial statement in Aerial services revenues.
(4)	Includes amortization of aircraft component overhauls of $2.7 million and $1.7 million on the Company’s and EHI’s historical financial statements, respectively.